Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Miles Harrison, the Chief Executive Officer of Conexeu Sciences Inc., and Stephen Inouye, the Chief Financial Officer of Conexeu Sciences Inc., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the Quarterly Report on Form 10-Q of Conexeu Sciences Inc. for the quarterly period ended April 30, 2026, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Conexeu Sciences Inc.

Date:  June 15, 2026

/s/ Miles Harrison

Miles Harrison, Chief Executive Officer

(Principal Executive Officer)

/s/ Stephen Inouye

Stephen Inouye, Chief Financial Officer

(Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Conexeu Sciences Inc. and will be retained by Conexeu Sciences Inc. and furnished to the Securities and Exchange Commission or its staff upon request.